NEWS RELEASE

CONTACT: Kenneth J. Wagner, SVP Investor Relations
                  Provident Financial Services, Inc.
                  (201) 915-5344
FOR RELEASE:      7:43 A.M. Eastern Time: May 1, 2009



   Provident Financial Services, Inc. Announces Quarterly Results and Declares
                            Quarterly Cash Dividend



JERSEY CITY, NJ, May 1, 2009---/PRNewswire/First Call/ - Provident Financial Services, Inc. (NYSE:PFS) (the "Company") reported operating income, excluding a non-cash goodwill impairment charge, of $8.9 million, or $0.16 per basic and diluted share for the three months ended March 31, 2009. Due to the continued decline in the first quarter of 2009 in stock prices in the financial services sector and in the Company's common stock price, the Company recognized a $152.5 million, or $2.72 per share goodwill impairment charge during the quarter ended March 31, 2009. This accounting charge resulted in a net loss of $143.6 million, or $2.56 per basic and diluted share for the quarter ended March 31, 2009. This compares with net income of $10.7 million, or basic and diluted earnings per share of $0.19 for the same period in 2008. The goodwill impairment charge was a non-cash accounting adjustment to the Company's financial statements which did not affect cash flows, liquidity, or tangible capital. As goodwill is excluded from regulatory capital, the impairment charge did not impact the regulatory capital ratios of the Company or its wholly owned subsidiary, The Provident Bank, both of which remain "well-capitalized" under regulatory requirements.


Compared with the three months ended March 31, 2008, earnings and per share data for the three months ended March 31, 2009 also reflect an increase to the provision for loan losses due to the following: an increase in non-performing loans; growth in the loan portfolio; an increase in commercial loans as a percentage of the loan portfolio; and the impact of current macroeconomic conditions. The provision for loan losses was $5.8 million for the three months ended March 31, 2009, compared with $1.3 million for the same period in 2008. Earnings and per share data for the three months ended March 31, 2009 also include severance costs totaling $320,000, net of tax.

Results for the prior year first quarter ended March 31, 2008 were favorably impacted by a $180,000 net after-tax gain recorded in connection with the ownership and mandatory redemption of a portion of the Company's Class B Visa, Inc. shares as part of Visa's initial public offering, and a $175,000 net after-tax gain resulting from the sale of the deposits of a branch office.

Paul M. Pantozzi, Chairman and Chief Executive Officer, commented, "Faced with a challenging economy, we continue to manage our balance sheet and overhead cost structure with a view toward long-term profitable growth. While our stock continued to trade down with the market during the quarter, necessitating the recognition under accounting rules of a non-cash goodwill impairment charge, our core business operations remained strong and our operating earnings performance positive. We experienced increases in every major deposit category, and we continued to originate loans to quality borrowers. In addition, we have continued to diligently assess the risks inherent in our loan portfolios and to supplement our loan loss reserves accordingly while maintaining well-capitalized status, as defined by our regulators. I am pleased that based on core results and this capital position our Board of Directors maintained the quarterly cash dividend at a level unchanged from prior quarters."

Declaration of Quarterly Dividend

The Company's Board of Directors declared a quarterly cash dividend of $0.11 per common share payable on May 29, 2009, to stockholders of record as of the close of business on May 15, 2009.

Balance Sheet Summary

Total assets decreased $24.8 million, or 0.4%, to $6.52 billion at March 31, 2009, from $6.55 billion at December 31, 2008, primarily as a result of the decrease in intangible assets resulting from the goodwill impairment charge, partially offset by an increase in cash and cash equivalents resulting from deposit inflows and sales and repayments of loans. Cash and cash equivalents increased $235.8 million to $304.3 million at March 31, 2009, from $68.5 million at December 31, 2008. At quarter-end, these balances were pending redeployment to fund loan originations, investment purchases and the repayment of maturing borrowings.

Total investments increased $46.0 million, or 3.8%, during the three months ended March 31, 2009. The increase was due to $84.9 million of residential mortgage loan pools that were securitized by the Company and are now held as securities available for sale, partially offset by repayments, sales, calls and maturities. The Company sold $12.3 million of Agency mortgage-backed securities during the first quarter of 2009, realizing net gains of $187,000.

The Company's net loans decreased $156.0 million, or 3.5%, to $4.32 billion at March 31, 2009, from $4.48 billion at December 31, 2008, largely as a result of the securitization of $84.9 million of conforming one- to four-family 30-year fixed-rate residential mortgage loans. Loan originations totaled $268.9 million and loan purchases totaled $12.9 million for the three months ended March 31, 2009. The loan portfolio had net increases of $34.9 million in commercial and multi-family mortgage loans, that were more than offset by decreases of $135.0 million in residential mortgage loans, $22.8 million in commercial loans, $14.2 million in consumer loans and $13.1 million in construction loans. Commercial real estate, construction and commercial loans represented 48.1% of the loan portfolio at March 31, 2009, compared to 46.5% at December 31, 2008.

At March 31, 2009, the Company's unfunded loan commitments totaled $708.7 million, including $242.0 million in commercial loan commitments, $101.1 million in construction loan commitments and $90.0 million in commercial mortgage commitments. Unfunded loan commitments at December 31, 2008 were $699.7 million.

Intangible assets decreased $153.8 million to $360.9 million at March 31, 2009, from $514.7 million at December 31, 2008, primarily due to the aforementioned $152.5 million goodwill impairment charge. At March 31, 2009, the Company had goodwill totaling $346.3 million, compared to $498.8 million at December 31, 2008, resulting primarily from acquisitions completed in 2004 and 2007. U.S. generally accepted accounting principles require companies to perform an annual test for goodwill impairment. As previously reported in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, the Company performed an annual goodwill impairment test at September 30, 2008, and a subsequent test at December 31, 2008. The results of both analyses indicated that goodwill was not impaired. As a result of the continued decline in the first quarter of 2009 in stock prices in the financial services sector and in the Company's common stock price, the Company initiated a goodwill impairment test as of March 31, 2009, indicating that goodwill resulting from these acquisitions was impaired.

Total deposits increased $290.5 million, or 6.9%, during the three months ended March 31, 2009 to $4.52 billion. Core deposits, consisting of savings and demand deposit accounts, represented 62.6% of total deposits at March 31, 2009, compared to 63.7% at December 31, 2008. Core deposits increased $134.1 million, or 5.0%, to $2.83 billion at March 31, 2009, from $2.69 billion at December 31, 2008.

Borrowed funds decreased $164.9 million, or 13.2% during the three months ended March 31, 2009, to $1.08 billion. Borrowed funds represented 16.6% of total assets at March 31, 2009, a reduction from 19.1% at December 31, 2008.

Common stock repurchases for the three months ended March 31, 2009, totaled 5,000 shares at an average cost of $11.36 per share. At March 31, 2009, 2.1 million shares remained eligible for repurchase under the current authorization. At March 31, 2009, book value per share and tangible book value per share were $14.57 and $8.54, respectively, compared with $17.09 and $8.45, respectively, at December 31, 2008.

Results of Operations

Net Interest Margin

The net interest margin decreased 10 basis points to 3.10% for the quarter ended March 31, 2009, from 3.20% for the quarter ended December 31, 2008. The decrease in the net interest margin for the three months ended March 31, 2009 versus the trailing quarter was attributable to reductions in earning asset yields, an increase in the average balance of lower-yielding short-term investments and an increase in the average balance of non-performing loans. The weighted average rate for interest-earning assets was 5.21% for the three months ended March 31, 2009, compared with 5.38% for the three months ended December 31, 2008. The weighted average rate for interest-bearing liabilities was 2.39% for the quarter ended March 31, 2009, compared with 2.47% for the trailing quarter. The average cost of deposits for the three months ended March 31, 2009 was 2.06%, compared with 2.14% for the trailing quarter. The average cost of borrowed funds for the three months ended March 31, 2009 was 3.47%, compared with 3.45% for the three months ended December 31, 2008.

The net interest margin for the quarter ended March 31, 2009 increased 23 basis points compared with the net interest margin of 2.87% for the quarter ended March 31, 2008. The weighted average rate for interest-earning assets declined 42 basis points to 5.21% for the three months ended March 31, 2009, compared with 5.63% for the three months ended March 31, 2008, however the weighted average rate for interest-bearing liabilities declined 75 basis points to 2.39% for the quarter ended March 31, 2009, compared with 3.14% for the first quarter of 2008. The average cost of deposits for the three months ended March 31, 2009 was 2.06%, compared with 2.87% for the same period last year. The average cost of borrowed funds for the three months ended March 31, 2009 was 3.47%, compared with 4.06% for the same period last year.

Non-Interest Income

Non-interest income totaled $7.0 million for the quarter ended March 31, 2009, a decrease of $1.8 million, or 20.7%, compared to the same period in 2008. Other income decreased $886,000 to $381,000 for the three months ended March 31, 2009, from $1.3 million for the three months ended March 31, 2008, due to the realization of non-recurring earnings in the first quarter of 2008, including $660,000 in pre-tax gains associated with the ownership and mandatory redemption of a portion of the Company's Class B Visa, Inc. shares as part of Visa's initial public offering, and $400,000 in pre-tax gains on the sale of deposits associated with the sale of an under-performing branch. Fee income decreased $885,000 to $5.2 million for the three months ended March 31, 2009, from $6.1 million for the three months ended March 31, 2008, due primarily to lower deposit and loan prepayment fees and reductions in income on funds underlying outstanding official checks as a result of lower short-term interest rates. Income from the appreciation of the cash surrender value of Bank-owned life insurance decreased $139,000 to $1.2 million for the quarter ended March 31, 2009, compared with the same period in 2008, primarily as a result of lower carrier crediting rates due to the lower interest rate environment.

Non-Interest Expense

Excluding the $152.5 million non-cash goodwill impairment charge recorded for the quarter ended March 31, 2009, non-interest expense increased $1.3 million, or 4.2%, to $33.3 million, compared to $32.0 million for the three months ended March 31, 2008. Compensation and benefits expense increased $764,000 to $17.5 million for the three months ended March 31, 2009, from $16.7 million for the three months ended March 31, 2008, due primarily to pre-tax severance costs of $541,000 recognized in the first quarter of 2009 and increases in pension and healthcare benefits expense. Other operating expenses increased $476,000 to $5.8 million for the quarter ended March 31, 2009, from $5.3 million for the same period last year, primarily due to increases in deposit insurance costs and expenses related to foreclosed assets.

Excluding the goodwill impairment charge, the Company's annualized non-interest expense as a percentage of average assets was 2.07% for the quarter ended March 31, 2009, compared with 2.03% for the same period in 2008. Excluding the goodwill impairment charge, the efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income) was 65.42% for the quarter ended March 31, 2009, compared with 66.60% for the same period in 2008.

Asset Quality

Total non-performing loans at March 31, 2009 were $63.8 million, or 1.46% of total loans, compared with $59.1 million, or 1.31% of total loans at December 31, 2008, and $27.4 million, or 0.64% of total loans at March 31, 2008. At March 31, 2009, impaired loans totaled $38.5 million with related specific reserves of $8.4 million. At March 31, 2009, the Company's allowance for loan losses was 1.20% of total loans, compared with 1.05% of total loans at December 31, 2008, and 0.96% of total loans at March 31, 2008. The Company recorded a provision for loan losses of $5.8 million for the quarter ended March 31, 2009, compared with a provision of $1.3 million for the quarter ended March 31, 2008. For each of the three-month periods ended March 31, 2009 and 2008, the Company had net charge-offs of $1.2 million. The increase in the loan loss provision for the three months ended March 31, 2009, compared with the same period in 2008, was attributable to an increase in non-performing loans, downgrades in risk ratings, year-over-year growth in the loan portfolio and an increase in commercial loans as a percentage of the loan portfolio to 48.1% at March 31, 2009, from 46.4% at March 31, 2008. At March 31, 2009, the Company held $4.8 million of foreclosed assets, compared with $3.4 million at December 31, 2008.

Income Tax Expense

For the three months ended March 31, 2009, the Company's income tax expense was $2.9 million. This compared with $4.0 million for the same period in 2008. The decrease in income tax expense was attributable to lower pre-tax income and a lower effective tax rate. Excluding the impact of the goodwill impairment charge, which is not tax-deductible, the Company's effective tax rate was 24.7% for the three months ended March 31, 2009, compared with 27.4% for the three months ended March 31, 2008. The reduction in the Company's effective tax rate was primarily the result of a larger proportion of the Company's income being derived from tax-exempt sources.

Annual Meeting of Stockholders

At the Company's 2009 Annual Meeting of Stockholders held on April 22, 2009, the stockholders elected Geoffrey M. Connor, Christopher Martin, Edward O'Donnell and Jeffries Shein to the Board of Directors, each for a three-year term. The Company's stockholders also ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2009.

About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering a full range of retail and commercial loan and deposit products. At March 31, 2009, the Bank operated 82 full service branches throughout northern and central New Jersey.

Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on May 1, 2009 regarding highlights of the Company's first quarter 2009 financial results. The call may be accessed by dialing 1-800-860-2442 (Domestic) or 1-412-858-4600 (International). Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.





                                       PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                                             Consolidated Statements of Condition
                                       March 31, 2009 (Unaudited) and December 31, 2008
                                                    (Dollars in Thousands)

                            Assets                                        March 31, 2009                December 31, 2008
                                                                 --------------------------------- ----------------------------


Cash and due from banks                                         $                    171,838      $                66,315
Federal funds sold                                                                   125,000                            --
Short-term investments                                                                 7,484                        2,231
                                                                 --------------------------------- ----------------------------
                  Total cash and cash equivalents                                    304,322                       68,546
                                                                 --------------------------------- ----------------------------

Investment securities held to maturity (market value of $342,199 at March 31,
        2009 (unaudited) and $351,623
        at December 31, 2008)                                                        335,665                      347,484
Securities available for sale, at fair value                                         885,803                      820,329
Federal Home Loan Bank stock                                                          35,180                       42,833

Loans                                                                              4,375,366                    4,526,748
        Less allowance for loan losses                                                52,350                       47,712
                                                                 --------------------------------- ----------------------------
                  Net loans                                                        4,323,016                    4,479,036
                                                                 --------------------------------- ----------------------------

Foreclosed assets, net                                                                 4,758                        3,439
Banking premises and equipment, net                                                   75,893                       75,750
Accrued interest receivable                                                           23,571                       23,866
Intangible assets                                                                    360,852                      514,684
Bank-owned life insurance                                                            128,125                      126,956
Other assets                                                                          46,745                       45,825
                                                                 --------------------------------- ----------------------------
                  Total assets                                  $                  6,523,930      $             6,548,748
                                                                 ================================= ============================

             Liabilities and Stockholders' Equity
Deposits:
        Demand deposits                                         $                  1,937,527      $             1,821,437
        Savings deposits                                                             890,438                      872,388
        Certificates of deposit of $100,000 or more                                  531,216                      445,466
        Other time deposits                                                        1,157,696                    1,087,045
                                                                 --------------------------------- ----------------------------
                  Total deposits                                                   4,516,877                    4,226,336

Mortgage escrow deposits                                                              14,239                       20,074
Borrowed funds                                                                     1,082,762                    1,247,681
Other
liabilities                                                                           38,035                       36,067
                                                                 --------------------------------- ----------------------------
                  Total liabilities                                                5,651,913                    5,530,158
                                                                 --------------------------------- ----------------------------

Stockholders' Equity:
Preferred stock, $0.01 par value,
  50,000,000 shares authorized, none issued                                                --                            --
Common stock, $0.01 par value, 200,000,000 shares authorized,
  83,209,293 shares issued and 59,834,229 shares outstanding at
  March 31, 2009, and 59,610,623 shares outstanding at
  December 31, 2008                                                                       832                         832
Additional paid-in capital                                                          1,013,676                   1,013,293
Retained earnings                                                                     304,178                     454,444
Accumulated other comprehensive income (loss)                                           2,197                        (485)
Treasury stock at cost                                                               (384,914)                   (384,854)
Unallocated common stock held by Employee Stock
  Ownership Plan                                                                      (63,952)                    (64,640)
Common Stock acquired by the Directors' Deferred Fee Plan                              (7,644)                     (7,667)
Deferred compensation - Directors' Deferred Fee Plan                                    7,644                       7,667
                                                                  -------------------------------- ----------------------------
                                       5

                  Total stockholders' equity                                          872,017                   1,018,590
                                                                  -------------------------------- ----------------------------
                  Total liabilities and stockholders'
                      equity                                    $                   6,523,930     $             6,548,748
                                                                  ================================ ============================


                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                      Consolidated Statements of Operations
                   Three Months Ended March 31, 2009 and 2008
                  (Dollars in thousands, except per share data)

                                                        Three Months Ended
                                                             March 31
                                                    ------------------------------
                                                        2009           2008
                                                    ------------- ----------------
                                                            (Unaudited)
Interest income:
 Real estate secured loans                        $      40,605          41,387
 Commercial loans                                        10,498          11,282
 Consumer loans                                           8,174           9,679
 Investment securities                                    3,449           3,653
 Securities available for sale                           10,711          10,287
 Other short-term investments                                 7             226
 Federal funds                                               13             148
                                                    ------------- ----------------
                   Total interest income                 73,457          76,662
                                                    ------------- ----------------

Interest expense:
 Deposits                                                19,570          26,590
 Borrowed funds                                           9,956          10,883
                                                    ------------- ----------------
                   Total interest expense                29,526          37,473
                                                    ------------- ----------------
                   Net interest income                   43,931          39,189

Provision for loan losses                                 5,800           1,300
                                                    ------------- ----------------

                   Net interest income after
                   provision for loan losses             38,131          37,889
                                                    ------------- ----------------

Non-interest income:
 Fees                                                     5,229           6,114
 Bank-owned life insurance                                1,169           1,308
 Net gain on securities transactions                        187              96
 Other income                                               381           1,267
                                                    ------------- ----------------
                   Total non-interest income              6,966           8,785
                                                    ------------- ----------------

Non-interest expense:
 Goodwill impairment                                    152,502               --
 Compensation and employee benefits                      17,477          16,713
 Net occupancy expense                                    5,392           5,257
 Data processing expense                                  2,356           2,363
 Amortization of intangibles                              1,594           1,776
 Advertising and promotion expense                          674             517
 Other operating expenses                                 5,802           5,326
                                                    ------------- ----------------
                   Total non-interest expense           185,797          31,952
                                                    ------------- ----------------
                   (Loss) income before income
                        tax expense                    (140,700)         14,722
Income tax expense                                        2,919           4,029
                                                    ------------- ----------------
                   Net (loss) income              $    (143,619)         10,693
                                                    ============= ================

Basic (loss) earnings per share                          $(2.56)          $0.19
Average basic shares outstanding                     56,169,573      55,924,581

Diluted (loss) earnings per share                        $(2.56)          $0.19
Average diluted shares outstanding                   56,169,573      55,924,581



                                        PROVIDENT FINANCIAL SERVICES, INC.
                                         CONSOLIDATED FINANCIAL HIGHLIGHTS
                               (Dollars in thousands, except share data) (Unaudited)

                                                             At or for the Three
                                                                  Months Ended
                                                                  March 31,
                                                          -------------------------------
                                                            2009           2008
                                                            ----           ----
STATEMENTS OF OPERATIONS:
Net interest income                                       $43,931        $39,189
Provision for loan losses                                   5,800          1,300
Non-interest income                                         6,966          8,785
Non-interest expense (1)                                   33,295         31,952
Operating income before income tax expense (2)             11,802         14,722
Operating income (2)                                        8,883         10,693
Goodwill impairment charge                                152,502             --
Net (loss) income                                      $(143,619)         10,693
Operating basic and diluted earnings per share (1)          $0.16          $0.19
Per share impact of goodwill impairment charge            $(2.72)             --
Basic and diluted (loss) earnings per share               $(2.56)          $0.19
Interest rate spread                                        2.82%          2.49%
Net interest margin                                         3.10%          2.87%

PROFITABILITY:
Annualized return on average assets (1)                     0.55%          0.68%
Annualized return on average equity (1)                     3.53%          4.28%
Annualized non-interest expense to average assets (1)       2.07%          2.03%
Efficiency ratio (1), (3)                                  65.42%         66.60%


ASSET QUALITY:
Non-accrual loans                                          63,753         27,401
Non-performing loans                                       63,753         27,401
Foreclosed assets                                           4,758          3,160
Non-performing loans to
    total loans                                             1.46%          0.64%
Non-performing assets to
    total assets                                            1.03%          0.48%
Allowance for loan losses                                 $52,350        $40,857
Allowance for loan losses to
    non-performing loans                                   82.11%        149.11%
Allowance for loan losses to
    total loans                                             1.20%          0.96%

AVERAGE BALANCE SHEET DATA:
Assets                                                 $6,537,760     $6,324,774
Loans, net                                              4,362,467      4,237,200
Interest-Earning assets                                 5,678,197      5,463,739
Core deposits                                           2,714,808      2,578,987
Borrowed funds                                          1,163,140      1,078,838
Interest-bearing liabilities                            5,013,652      4,805,002
Stockholders' equity                                    1,019,231      1,005,833
Average yield on interest-
    earning assets                                          5.21%          5.63%
                                       8

Average cost of interest-
    bearing liabilities                                     2.39%          3.14%

Notes
-----
(1)  Excluding a $152.5 non-cash goodwill impairment charge
(2)  Operating Income Reconciliation


                                                             Three Months Ended
                                                                 March 31,
                                                                 ---------
                                                            2009           2008
                                                            ----           ----
Net (loss) income                                        $(143,619)        $10,693
Goodwill impairment                                        152,502              --
                                                           -------              --
Operating income                                             8,883          10,693
                                                             =====          ======

(3)  Efficiency Ratio Calculation

                               Three Months Ended
                                    March 31,
                                                            2009           2008
                                                            ----           ----
Net interest income                                      $43,931        $39,189
Non-interest income                                        6,966          8,785
                                                           -----          -----
Total income                                             $50,897        $47,974
                                                         =======        =======

Non-interest expense (1)                                 $33,295        $31,952
                                                         =======        =======

    Expense/Income (1):                                   65.42%         66.60%
                                                          ======         ======



Average Quarterly Balance
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in thousands)                           March 31, 2009                             December 31, 2008
                                                Average                      Average           Average                   Average
                                                Balance        Interest    Yield/Cost          Balance     Interest    Yield/Cost
                                              ------------------------------------------    ----------------------------------------
Interest-Earning Assets:
     Federal Funds Sold and
                  Other Short-Term
Investments                                  $    40,640     $      20           0.20    % $      4,490   $     17           1.37  %
     Investment Securities (1)                   343,360         3,449           4.02           352,361      3,571           4.05
     Securities Available for Sale               893,274        10,386           4.65           826,271      9,859           4.77
     Federal Home Loan Bank Stock                 38,456           325           3.42            43,069        359           3.32
     Net Loans (2)
                   Total Mortgage Loans        3,022,253        40,605           5.40         3,088,659     42,657           5.51
                   Total Commercial Loans        724,545        10,498           5.88           672,103     10,431           6.17
                   Total Consumer Loans          615,669         8,174           5.38           625,677      8,795           5.59
                                              -------------   -----------                   -------------- ----------
         Total Interest-Earning Assets         5,678,197        73,457           5.21         5,612,630     75,689           5.38
                                                              ----------- --------------                   ---------- --------------

Non-Interest Earning Assets:
     Cash and Due from Banks                      82,195                                         70,890
     Other Assets                                777,368                                        785,672
                                              -------------                                 --------------
         Total Assets                        $ 6,537,760                                   $  6,469,192
                                              =============                                 ==============

Interest-Bearing Liabilities:
     Demand Deposits                         $ 1,383,678         5,514           1.62    % $  1,314,577      5,958           1.80  %
     Savings Deposits                            871,710         1,884           0.88           881,182      2,086           0.94
     Time Deposits                             1,595,124        12,172           3.09         1,509,066     11,898           3.14
                                              -------------   -----------                   -------------- ----------
         Total Deposits                        3,850,512        19,570           2.06         3,704,825     19,942           2.14
                                                              -----------                                  ----------

         Borrowed Funds                        1,163,140         9,956           3.47         1,243,879     10,787           3.45
                                              -------------   -----------                   -------------- ----------
         Total Interest-Bearing Liabilities    5,013,652        29,526           2.39         4,948,704     30,729           2.47
                                                              ----------- --------------                   ---------- --------------

Non-Interest Bearing Liabilities                 504,877                                        504,233
                                              -------------                                 --------------
         Total Liabilities                     5,518,529                                      5,452,937
Stockholders' Equity                           1,019,231                                      1,016,255
                                              -------------                                 --------------
         Total Liabilities &                 $ 6,537,760                                   $  6,469,192
Stockholders'         Equity
                                              =============                                 ==============

Net interest income                                          $  43,931                                    $ 44,960
                                                              ===========                                  ==========

Net interest rate spread                                                         2.82    %                                   2.91  %
                                                                                 ====                                        ====
Net interest-earning assets                  $   664,545                                   $    663,878
                                              =============                                 ==============

Net interest margin (3)                                                          3.10    %                                   3.20  %
                                                                                 ====                                        ====
Ratio of interest-earning assets to
     interest-bearing liabilities                   1.13  x                                        1.13  x

------------------------------------------------------------------------------------------------------------------------------------

(1)  Average outstanding balance amounts shown are amortized cost.

(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.

(3)  Annualized net interest income divided by average interest-earning assets.

The following table summarizes the net interest margin for the previous year, inclusive.

                                                  3/31/09         12/31/08        9/30/08          6/30/08         3/31/08
                                                   1stQtr.        4th Qtr.        3rd Qtr.         2nd Qtr.       1st Qtr.
                                                   -------        --------        --------         --------       --------
Interest-Earning Assets:
 Securities                                          4.31%            4.50%         4.59%           4.66%           4.67%
 Net Loans                                           5.48%            5.63%         5.78%           5.76%           5.90%
    Total Interest-Earning Assets                    5.21%            5.38%         5.51%           5.50%           5.63%

Interest-Bearing Liabilities
 Total Deposits                                      2.06%            2.14%         2.19%           2.41%           2.87%
 Borrowed Funds                                      3.47%            3.45%         3.62%           3.84%           4.06%
    Total Interest-Bearing Liabilities               2.39%            2.47%         2.55%           2.74%           3.14%

 Interest Rate Spread                                2.82%            2.91%         2.96%           2.76%           2.49%
 Net Interest Margin                                 3.10%            3.20%         3.27%           3.10%           2.87%
 Ratio of Interest-Earning Assets to
    Interest-Bearing Liabilities                     1.13x            1.13x         1.13x           1.14x           1.14x